UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2021 (December 1, 2021)

ENVELA CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-11048	88-0097334
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 GATEWAY DR., STE 100

Irving, Texas 75038

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (972) 587-4049

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value	ELA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2021, the Board of Directors of Envela Corporation (the “Company”) elected Richard D. Schepp as a member of the Board of Directors of the Company, to be effective immediately. Mr. Schepp will serve as a director with a term expiring at the Company's Annual Meeting of Stockholders in 2022. In connection with Mr. Schepp's election, the Board appointed Mr. Schepp to chair the Compensation Committee, and he will be a member of the Audit and Compliance, Governance and Nominating Committees. The Company announced the appointment of Mr. Schepp in its December 7, 2021 press release.

There is no arrangement or understanding pursuant to which Mr. Schepp was selected as a director of the Company, and there are no family relationships between Mr. Schepp and the other directors or executive officers of the Company. Since the beginning of the Company’s last fiscal year, Mr. Schepp has not had any transactions, and there are no currently proposed transactions in which Mr. Schepp was or is to be a participant in amounts greater than $120,000 and in which any related person had or will have a direct or indirect material interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ BRET A. PEDERSEN
Bret A. Pedersen
Chief Financial Officer
(Principal Accounting Officer)

Date:  December 7, 2021

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